                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 OR 15(d) of the Securities Act of 1934


                                  May 15, 2001
                Date of Report (date of earliest event reported)



                                 BANCTEC, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                         0-9859                75-1559633
(State or other jurisdiction of          (Commission           (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)


                             2701 E. Grauwyler Road
                              Irving, Texas  75061
          (Address of principal executive offices, including zip code)

                                 (972-579-6000)
              (Registrant's telephone number, including area code)

ITEM 5.    Other Events

The Registrant previously filed a Form 12b-25 notifying the SEC that its Annual Report on Form 10-K for the year ended December 31, 2000 could not be filed within the prescribed time period. Effective May 15, 2001, the Registrant received a new waiver (the "Waiver") with respect to its obligation to deliver audited consolidated financial statements to its lenders under its Credit Agreement dated July 1999. The parties to the Waiver are BancTec, Inc. (the "Borrower"), several banks and other financial institutions, ABN AMRO Bank, N.V., as Co-Agent, and The Chase Manhattan Bank (formerly, Chase Bank of Texas, N.A.), as administrative agent and syndication agent, (collectively called "the Lenders"). Pursuant to the Waiver, the Lenders waived, through May 31, 2001, any covenant violation or event of default related to the delay in the delivery of the audited consolidated financial statements to the Lenders for the year ended December 31, 2000 and the quarter ended March 31, 2001. In addition, the Waiver requires that the Standby Letter of Credit issued by Registrant's primary owners, Welsh, Carson, Anderson and Stowe, in accordance with the terms of the Credit Agreement dated July 1999, be extended from June 15, 2001 to June 30, 2001.



SIGNATURE
---------


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BANCTEC, INC.



                                        By: /s/ Brian R. Stone
                                           ----------------------------------
                                           Brian R. Stone
                                           Senior Vice President and
                                           Chief Financial Officer

Date of Report:  May 15, 2001
(Date of earliest event reported)

                                       2